[This document has been translated from Chinese to English]

Equity Transfer Agreement
January 13, 2011

Party A-1: Jia Xiangfu (Natural Person Shareholder)
ID Card No.: 330725195401155914
Party A-2: Yu Wuqiang (Natural Person Shareholder)
ID Card No.: 340103196302024017
Party A-3: Chen Qiaolin (Natural Person Shareholder)
ID Card No.: 330725195806295923

Parties A-1, A-2, and A-2 are collectively referred to as “Party A” or the “Transferor.”

Party B-1: Xinjiang Xingzhen Mining Co., Ltd.
(hereinafter referred to as “Xingzhen”)
Legal Representative: Yu Xiaoming
Party B-2: Min Yong
ID Card No.: 362321195909110012
Party B-3: Wang Changman
ID Card No.: 342530195711100015

Parties B-1, B-2, and B-3 are collectively referred to as “Party B” or the “Transferee.”

Party A and Party B are collectively referred to as the “Parties”.

Recitals

Whereas:

1.           Parties A-1, A-2 and A-3 are Chinese Citizens, who respectively own eighty percent (80%), twenty percent (20%) and ten percent (10%) of the equity of Xinyi Fluorite Company Ltd. (“Xinyi”), which is a valid existing corporation registered in Jingde County, Anhui Province, People’s Republic of China (“China” or the “PRC”).

Xinyi owns:

•
the mining permit to the Qingzheng Fluorite Xinyi Mine No.1 of Xinyi, with the permit number of C3418252009036120010379, covering an area of 0.151 square kilometres (the “Qingzheng Mine”) the permit of which is attached hereto as Exhibit A;

•
the mining permit to the Xinglong County Guangrong Fluorite Mine of Xinyi, with the permit number of C3418002009046120011698, covering an area of 0.0695 square kilometres (the “Guangrong Mine”) the permit of which is attached hereto as Exhibit B;

•	the mining rights and assets to the Sanxi Old Town flotation plant (the “Sanxi Plant”).

2.           Party B-1 is a valid existing limited liability company registered in Xinjiang Uygur Autonomous Region, China.

3.           Party B-2 is a Chinese citizen, whose resident address is Room 101, Unit 1, Building 14, No.8, Binjiang East Road, Xinzhou District, Shangrao City, Jiangxi Province, China.

4.           Party B-3 is a Chinese citizen, whose resident address is ICBC Dormitory 5, Shengli East Road, Jinyang Town, Jingde County, Anhui Province, China.

In order to:

1.	give full credit to the respective strengths of the Parties with respect to the resources, technology and funding of the Parties;

2.           expedite the establishment of the fluorine chemical industry base with fluorite exploitation as the foundation and high value-added fluorine chemicals as the core product;

3.           leverage Party A’s superior resources to create superior products and economic benefits; and

4.           make contributions to the local economic development, under the uniform deployment of the Jingde County Government,

Party B agrees to consolidate the Qingzheng Mine, the Guangrong Mine and the Sanxi Plant by acquiring an equity interest of Xinyi owned by Party A.

The Parties, upon fair and friendly negotiation, enter into this Equity Transfer Agreement (the “Agreement”) with respect to the transfer of equity of Xinyi and other related matters as follows:

Terms

1.           Target Equity.

Party A agrees to transfer seventy percent (70%) of the equity of Xinyi it owns (hereinafter referred to as the “Target Equity”) to Party B.  In such transfer, Party A-1 will transfer sixty percent (60%) of the total equity of Xinyi, and Party A-2 will transfer ten percent (10%) of the total equity of Xinyi.  Party A-3, however, will not transfer any portion of the ten percent (10%) of the total equity of Xinyi that it owns.  Party B agrees to acquire the Target Equity in the following proportion: Party B-1 will acquire fifty-five percent (55%) of the total equity of Xinyi, Party B-2 will acquire ten percent (10%) of the total equity of Xinyi, and Party B-3 will acquire five percent (5%) of the total equity of Xinyi.

Upon the completion of the transfer, the equity structure of Xinyi will be as follows: Party A and Party B will hold thirty percent (30%) and seventy percent (70%) respectively.  Party A-1 will hold twenty percent (20%) and Party A-3 will hold ten percent (10%).  Party A-2 will no longer hold any equity of Xinyi after the Target Equity is transferred.  Party B-1 will hold fifty-five percent (55%), Party B-2 will hold ten percent (10%), and the Party B-3 will hold five percent (5%).

2.	Transfer Consideration.

2.1.
Given that Party A guarantees that the amount of ore with an average ore grade of at least sixty-five percent (65%) mined within the permitted area of the mining permit of the Qingzheng Mine will exceed five hundred thousand (500,000) metric tons, the Parties have agreed to a transfer price of Renminbi (“RMB”) seventy million Yuan (RMB 70,000,000.00) for the Target Equity.

2.2.
Party B agrees to provide RMB twenty-eight million Yuan (RMB 28,000,000.00) to Xinyi, out of which, RMB twenty million Yuan (RMB 20,000,000.00) shall be used for the renovation of the Sanxi Plant and the Guangrong Mine, and RMB eight million Yuan (RMB 8,000,000.00) shall be paid to Party A.

3.	Terms of Payment.

The parties agree, that the transfer consideration shall be paid in cash instalments and in the form of common shares of China Shen Zhou Mining & Resources, Inc (the “Parent Company”).

3.1.
On the date of the execution of this Agreement, Party B shall pay RMB five million Yuan (RMB 5,000,000.00) to Party A, and the Parties shall commence the equity registration modification and financial handover.

3.2.
Within seven (7) business days as of the execution of this Agreement, Party B shall pay RMB fifteen million Yuan (RMB 15,000,000.00) to Party A. Among such payment, Party B-1 shall pay RMB ten million Yuan (RMB 10,000,000.00), and Party B-2 shall pay RMB three million Yuan (RMB 3,000,000.00), and Party B-3 shall pay RMB 2 million Yuan (RMB 2,000,000.00).

3.3.
Party B shall make a payment in the form of the Parent Company’s common shares valued at RMB fifty million Yuan (RMB 50,000,000.00) to Party A before June 30, 2011, where the exchange rate is US 1 Dollar equals to RMB 6.6 Yuan.

3.4.	Party B shall make a cash payment in the amount of RMB eight million Yuan (RMB 8,000,000.00) to Party A before February 28, 2011.

3.5.
Party B shall make payment instalments to Party A in the amount of RMB twenty million Yuan (RMB 20,000,000.00) as a renovation fund for the Guangrong Mine and the Sanxi Plant after the execution of this Agreement.

4.	Representation and Warranties.

4.1.
Party A warrants that it has the right to proceed with the transaction as set forth in this Agreement, and it has obtained all necessary authorizations from the Company and under the law to execute and perform this Agreement.

4.2.
Party A warrants that at the date of the execution of this Agreement, it legitimately possesses the Target Equity shares, the mining rights of Xinyi, and all related assets as well as the disposal rights for such assets.

4.3.
Party A warrants that prior to the execution date of this Agreement, it has obtained a written approval of the cooperation between the parties of this Agreement from Jingde County’s People’s Government, or Jingde County’s People’s Government as an attesting party of this Agreement stating approval of the Agreement and that Xinyi continues to enjoy the preferential tax treatment of the “Attract Foreign Investment Policy.”

4.4.
Party A warrants that a total amount of five hundred thousand (500,000) metric tons of ore can be extracted from within the mining permit area of the Qingzheng Mine. If five hundred thousand (500,000) metric tons are not extracted, Party A shall undertake such loss and compensate Party B for each ton of shortage with RMB two hundred Yuan (RMB 200.00).

4.5.	Part A warrants that after the execution of this Agreement, Party A shall assume all of Xinyi’s outstanding claims and debt.

4.6.	Party A warrants safe production and normal operation in the mining mills during the transaction period, and all assets will be kept safe without any loss and damage during this period.

4.7.
Party B warrants that it has the right to proceed with the transaction as set forth in this Agreement , and it has obtained all necessary authorizations from the Company and under the law to execute and perform this Agreement.

4.8.	Party B warrants the legitimacy of the source of funding for the equity transfer consideration under this Agreement.

4.9.	Party B warrants that the equity share value of the Parent Company in the amount of RMB fifty million Yuan (50,000,000.00) will not devalue, otherwise Party B shall make up the difference.

4.10.
Party B warrants that if income tax incurred from the first payment of RMB five million Yuan (5,000,000.00) and the second payment of RMB fifteen million Yuan (15,000,000.00), Xinyi shall bear such cost.

4.11.	Party B warrants that Xinyi will pay Party A a total amount of RMB three point eight million Yuan (RMB 3,800,000) for the ore in stock.

4.12.
Both parties warrant that when Xinyi needs to make an investment, both Parties will contribute to such investments according to their equity ownership percentage (after the renovation fund of RMB twenty million Yuan (20,000,000.00) for Guangrong Mine and Sanxi Plant is exhausted).

5.	Profit Sharing.

The condition precedent for profit sharing is keeping a sufficient amount of relevant commissions for the company according to relevant PRC laws, regulations and accounting rules.

5.1.
On the condition that Party A guarantees five hundred thousand (500,000) metric tons of production from Qingzheng Mine, the profit sharing plan between Party A and Party B shall be based upon the equity ownership percentage (tax shall be dealt with by each party respectively), that is, Party A gets thirty percent (30%), and Party B gets seventy percent (70%).  If the Qingzheng Mine exceeds five hundred thousand (500,000) metric tons of production, a conditional profit sharing plan takes effect that Party A and Party B shall each get fifty percent (50%) of the net income on the excess part respectively.

5.2.
If ore is found deep within the Qingzheng Mine, application for expanding the mining scope of the mining permit will be required, Xinyi will undertake such application cost. After obtaining such mining permit, when all investment costs on the deep mining are deducted from the operating profit, Party A and Party B shall each obtain fifty percent (50%) on the residual profit respectively.

6.	Management Handover.

6.1.	After Party A receives the first RMB five million Yuan (RMB 5,000,000.00) payment, both Parties shall commence the equity registration modification and the financial handover.

6.2.	On the day of receiving the second payment of equity transfer consideration, both Parties shall complete the equity registration modification and the legal procedures required for re-registration.

6.3.
A take-over team shall be organized and the majority of the team shall comprise of personnel from Party B. The take-over team shall fully take over Xinyi and designate the principal management personnel in Xinyi. Party A shall coordinate with the take-over team accordingly. The placement of Xinyi’s original employees shall be properly arranged by negotiations of both Parties.

6.4.
Party A shall handover all assets, rights and its related certificates or documents (including company assets, documents, accounting books and records, seals, etc.) of Xinyi within the scope of this transaction as set forth in this Agreement, and jointly prepare a handover checklist, signed and sealed by each party.

7.	The Administrative Structure of the Company.

The Company shall form a Board of Directors (the “Board”), comprising of five (5) people including two (2) people from Party A and three (3) people from Party B.  The Chairman of the Board shall be appointed by Party B.  The Board shall be formed after the execution of this Agreement to determine the detailed administrative structure and the management model of the company.

8.	Liabilities for Breach.

Both Party A and Party B shall follow the terms of this Agreement strictly. In the event that one Party breaches this Agreement, the breaching Party shall be responsible for indemnifying the other Party for all economic losses.

9.	Miscellaneous.

9.1.	This Agreement shall be executed in six (6) copies, Party A and Party B shall each keep three (3) copies , and all copies shall bear equal legal effect.

9.2.	This Agreement shall take effect on the date of execution and seal by both Party A and Party B.

9.3.	Any matters not provided herein shall be supplemented to this Agreement subject to both parties’ Agreement, supplemental Agreement bears equal legal effect.

*Remainder of page intentionally left blank*

No Text Within This Page

Signing Parties:

Party A1: Jia Xiangfu

Signature:	/s/ Jia Xiangfu

Party A2: Yu Wuqiang

Signature:	/s/ Yu Wuqiang

Party A3: Chen Qiaoling

Signature:	/s/Chen Qiaoling

Party B1: Xingzhen Mining Co Ltd

Authorized signatory:	/s/ Cui Helin

Party B2: Min Yong

Signature:	/s/ Min Yong

Party B3: Wang Changman

Signature:	/s/ Wang Changman

January 13, 2011 at Jingde County, Anhui Province, China

SIGNATURE PAGE TO EQUITY TRANSFER AGREEMENT

Exhibit A

Copy of Mining Permit for Qingzheng Mine

People’s Republic of China

Mining Permit

(Duplicate)

Certificate No.: C3418252009036120010379

Mining Right Owner: Jingde County Xinyi Fluorite Co., Ltd.

Address: Sanxi Town, Jingde County

Ore Mine Name: Jingde County Xinyi Fluorite Company Ltd. Qingzheng Fluorite Xinyi No.1 Mine

Corporation Type: Limited Liability Company

Ore Type: Fluorite (normal)

Mining Method: Underground Mining

Production Scale: 15,000 tons per year

Mine Area: 0.151 square kilometres

Validity Term: One year and seven month, from October, 2009 to April, 2011.

Issuance Organ: Land and Resources Bureau of Jingde County

October 20, 2009

Made and Printed by Ministry of Land and Resources of People’s Republic of China

Mine Area Scope Coordinate:

Point No.	X Coordinate	Y Coordinate
1	3353358.00	40356650.00
2	3353358.00	40356727.00
3	3353325.00	40356798.70
4	3353582.90	40357106.00
5	3353475.00	40357255.00
6	3352900.00	40356580.00
7	3352955.00	40356453.00
8	3353318.50	40356791.00
9	3353348.00	40356727.00
10	3353348.00	40356650.00

Mining Depth: 502 meters to 100 meters. Aggregately 10 points

Exhibit B

Copy of Mining Permit for Guangrong Mine

People’s Republic of China

Mining Permit

(Duplicate)

Certificate No.: C3418002009046120011698

Mining Right Owner: Jingde County Xinyi Fluorite Co., Ltd.

Address: Guangrong Village, Xinglong Town, Jingde County

Ore Mine Name: Jingde County Xinyi Fluorite Company Ltd. Xinglong County Guangrong Fluorite Mine

Corporation Type: Limited Liability Company

Ore Type: Fluorite (normal)

Mining Method: Underground Mining

Production Scale: 20,000 tons per year

Mine Area: 0.0695 square kilometres

Validity Term: Two years, from April, 2009 to April, 2011.

Issuance Organ: State Territorial Resources Bureau of Jingde County

April 14, 2009

Made and Printed by Ministry of Land and Resources of People’s Republic of China

Mine Area Scope Coordinate:

Point No.	X Coordinate	Y Coordinate
1	3356765.00	39629625.00
2	3356875.00	39629770.00
3	3357250.00	39630110.70
4	3357290.00	39630160.00
5	3357225.00	39630210.00
6	3357185.00	39630163.00
7	3356790.00	39629825.00
8	3356683.00	39629680.00

Mining Depth: 305 meters to 0 meter standard. Aggregately 10 points